Exhibit 10.4

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT, dated April 10, 2008, by and between POSITRON CORPORATION, a publicly-owned Texas corporation (the “Pledgor”) and IMAGIN MOLECULAR CORPORATION, a publicly-owned Delaware corporation (the “Secured Party”).

W I T N E S S E T H

WHEREAS, simultaneously with the execution of this Agreement, Pledgor and Secured Party have entered into a Promissory Note in the principal amount of $1,346,000 to formalize previous advances made by the Secured Party to the Pledgor (the “Note”);

WHEREAS, to induce the Secured Party to make the Note to Pledgor, Pledgor has agreed to pledge, the in favor of Secured Party, the security set forth herein, pursuant to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor hereby agrees as follows:

1.           Defined Terms.  As used herein, the following terms shall have the following meanings:

“Agreement” shall mean this Stock Pledge Agreement, as the same may from time to time be amended or supplemented.

“Pledged Securities” shall mean the 100,000,000 shares of the Pledgor’s common stock, par value $0.01 per share, together with the certificates therefor, and any additional shares, certificates or other property received pursuant to Section 3 of this Agreement.

“Security Interest” shall have the meaning provided in Section 2(a) of this Agreement.

“UCC” shall have the meaning provided in Section 5(c) of this Agreement.

2.           Pledge.

(a)         As security for the full payment and performance of the obligations under the Note, the Pledgor does hereby pledge, assign, hypothecate, mortgage, transfer and deliver to the Secured Party all of their rights and interest in and to the Pledged Securities (together with appropriate undated, medallion guaranteed stock powers duly executed in blank) and hereby grants to the Secured Party, as collateral security for the payment and performance when due of all the obligations under the Note, a continuing first priority security interest in the Pledged Securities, together with all additions thereto, substitutions and replacements thereof (the “Security Interest”).

(b)         The Pledgor herewith deposits with the Secured Party, and the Secured Party acknowledges receipt of, certificates representing the Pledged Securities.  The Secured Party hereby accepts delivery of the Pledged Securities and shall hold the Pledged Securities pursuant to this Agreement.  The certificates representing the Pledged Securities shall be accompanied by undated stock powers endorsed in blank for transfer.

3.           Stock Dividends, Distributions, etc.  Subject to Section 5 of this Agreement, if, while this Agreement is in effect, the Pledgor shall become entitled to receive any shares of stock (including, without limitation, a distribution in connection with any reclassification, increase or reduction of capital or in connection with any reorganization), or any option or right to acquire shares of stock, in substitution of, or in exchange for, any shares of Pledged Securities, or shall receive any stock dividend with respect to any shares of Pledged Securities, the Pledgor agrees to pledge the same as additional collateral security for the obligations under the Note, such shares shall become part of the Pledged Securities, the Pledgor shall deposit with the Secured Party the certificates representing such shares (together with appropriate undated stock powers duly executed in blank), and the Secured Party shall hold such additional shares of Pledged Securities pursuant to this Agreement.  Any sums paid upon or in respect of the Pledged Securities upon the recapitalization, reorganization, liquidation or dissolution of the issuer thereof shall be paid over to the Secured Party, as additional collateral security for the payment of the obligations under the Note.

4.           Representations and Warranties.  The Pledgor hereby represents and warrants that:

(a)         Except for the security interest granted to the Secured Party pursuant to this Agreement, the Pledgor is the sole owner of the Pledged Securities, having good and valid title thereto, free and clear of any and all liens, claims, encumbrances, security interests, attachments, charges, rights or equitable rights of any other persons.

(b)         All books, records and documents relating to the Security Interest are genuine, true and correct and in all respects what they purport to be.

(c)         The security interest granted to the Secured Party pursuant to this Agreement constitutes and creates a valid and continuing and first, prior and perfected lien on and first security interest in the Security Interest in favor of the Secured Party.

(d)         The Pledged Securities delivered to the Secured Party pursuant to this Agreement are fully paid and is non-assessable as of the date of issuance. There are no options, warrants, convertible securities or other securities exchangeable, convertible or issuable into any of the Pledged Securities or that give the holder thereof any rights, directly or indirectly, to any of the Pledged Securities.

5.           Covenants and Agreements.  The Pledgor hereby agrees that, so long as the Note has not been terminated, the Pledgor shall:

(a)         Defend the Security Interest against all claims and demands of all Persons (other than the Secured Party) at any time claiming the same or any interest therein.

(b)         Furnish to the Secured Party such information concerning the Security Interest as the Secured Party may from time to time reasonably request, and will allow the Secured Party to inspect and copy, or will furnish the Secured Party with copies of, all records reasonably requested by the Secured Party.

(c)         At any time and from time to time, upon the request of the Secured Party and at the expense of the Pledgor promptly execute and deliver any and all such further instruments and  documents and will cause such opinions of counsel to be delivered and will take such further action as may be deemed necessary or desirable in the reasonable discretion of the Secured Party to obtain, maintain and perfect the security interest granted hereby, including, without limitation, the provision of all instruments and documents reasonably necessary to perfect the security interest granted hereby under Article 8 of Uniform Commercial Code as in effect in the State of Texas (the “UCC”), and execute and deliver one or more proxies, powers of attorney, orders, notices, statements, agreements or other writings.

(d)         Not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities, or create, incur or permit to exist any adverse claim or Lien with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Agreement.

(e)         Require the Secured Party to present, send or file any claim or notices, perform any services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for any insurance, pay any taxes or other charges, make any demand, make any inquiry as to the nature or sufficiency of any payment received by them or take any action of any kind in connection with the management thereof, and the Secured Party's only duty with respect thereto shall be to use reasonable care in the custody and preservation of the Security Interest while the Security Interest is in its actual possession, which shall not include any steps necessary to preserve rights against prior or  third parties.

(f)          File, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be reasonably necessary or desirable to vest in and assure to the Secured Party a continuing first priority security interest in and to the collateral and the enforcement of, and giving effect to, the rights, remedies and powers hereunder.

(g)         In the event that all or any part of the securities constituting the Security Interest are lost, destroyed or wrongfully taken while such securities are in the possession of the Secured Party, cause the issuance of new securities in place of the lost, destroyed or wrongfully taken securities upon request therefor by the Secured Party without the necessity of the provision by the Secured Party of any indemnity bond or other security, other than the Secured Party's agreement of indemnity therefor.

(h)         Not redeem, or permit the redemption, of any part of the Security Interest, or sell or permit the sale or other transfer of any of the Pledged Securities.

(i)          Not declare, or permit the declaration of, any dividends on or make any distribution in respect of the Pledged Securities, or purchase, redeem or acquire for value any shares of the Pledged Securities.

(j)           Not take any action which the Secured Party may reasonably request in order for the Secured Party to obtain and enjoy the full rights and benefits granted to it by this Agreement and the Note.

6.           Voting Rights.  The Pledgor has classified the Pledged Securities as “issued but not outstanding”.  However, unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall retain the right to vote the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities to the extent same exist.  Once an Event of Default shall have occurred and so long as it is continuing, the Secured Party shall have the right to vote the Pledged Securities and to give consents, waivers and ratification in respect of the Pledged Securities.

7.           Events of Default.  The occurrence of an Event of Default under the Note shall constitute an Event of Default hereunder.

8.           Rights and Remedies Upon an Event of Default.  If an Event of Default shall have occurred and be continuing, subject to the receipt of all required regulatory approvals:

(a)         The Secured Party shall, after giving written notice to the Pledgor specifying the action to be taken, register any or all shares of the Pledged Securities held by the Secured Party in the name of the Secured Party.

(b)         The Secured Party may demand, sue for, collect or make any compromise or settlement the Secured Party deems suitable in respect of the Pledged Securities held by it hereunder.

(c)         The Secured Party shall have all of the rights and remedies with respect to the Pledged Securities of a secured party under the UCC.

(d)         The Secured Party may, upon fifteen (15) days prior written notice to the Pledgor of the time and place, with respect to the Pledged Securities, sell, lease, assign or otherwise dispose of all or any of such Pledged Securities, at such place or places as the Secured Party deems best, and for cash or on credit for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to erect any such disposition or of time or place thereof (except such notice as is required hereunder or by applicable statute and cannot be waived) and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Securities so disposed of at public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released.  The net proceeds of any sale of Pledged Securities pursuant to this Section 8 shall be applied first to the repayment of the outstanding principal and accrued interest under the Note and any reasonable costs and expenses of Secured Party (including attorney's fees, costs and disbursements) incurred by Secured Party in enforcing its rights under this Agreement and only after so applying such net proceeds and after such payment need the Secured Party account for the surplus, if any, to the Pledgor, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction my direct.

9.           Private Sale and Compliance with Law.

(a)         The Secured Party shall incur no liability as a result of the sale of the Pledged Securities, or any part thereof, at any private sale conducted in a commercially reasonable manner.  The Pledgor hereby waives any claim against the Secured Party arising by reason of the fact that the price at which the Pledged Securities may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount due under the Note, even if the Secured Party accepts the first offer received and does not offer the Pledged Securities to more than one offeree.

(b)         The Pledgor agrees that in any sale of any of the Pledged Securities whenever an Event of Default shall have occurred and be continuing, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or require that such prospective bidders and purchasers be persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Securities), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to the Pledgor for any discount allowed by the reason of the fact that such Pledged Securities is sold in compliance with any such limitation or restriction.

10.         Retention of Collateral.  Notwithstanding any provision of this Agreement to the contrary, the Secured Party may in its discretion retain all or a portion of the Security Interest in satisfaction of any or all due and payable obligations under the Note.  The portion of the Security Interest that may in its discretion be retained by the Secured Party in satisfaction of such obligations shall be that portion having a fair market value or cash value, as applicable, equal to the amount of such obligations at the time such public or private sale would have been held.  Such fair market value or cash value, as applicable, shall be determined jointly by the Pledgor and the Secured Party, and the parties hereby agree to cooperate in such determination.  In the event that the parties are unable to agree on such fair market value or cash value, as applicable, it shall be determined by a recognized actuarial or accounting firm jointly selected by the Pledgor and the Secured Party.  All expenses of such determination, including without limitation the fees and expenses of such actuarial or accounting firm, shall he borne by the Pledgor.

11.         Further Assurances.  The Pledgor agrees that at any time and from time to time upon the written request of the Secured Party, it will execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to affect the purposes of this Agreement.

12.         No Waiver; Cumulative Remedies.  The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, and then only to the extent therein set forth.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Secured Party of any right, power or privilege hereunder, shall operate as a waiver thereof by the Secured Party; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.         Notices.  All communications, notices, instructions or demands given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or on the third business day after the same is mailed by prepaid registered or certified mail addressed to, or when sent by facsimile to, the party for whom intended, as follows, or to such other address as may be furnished by such party by notice in the manner provided herein:

To the Pledgor:	Positron Corporation
1304 Langham Creek Drive, #300
Houston, Texas 77084
Fax: (282) 492-2961

To the Secured Party:	Imagin Molecular Corporation
104 W. Chestnut Street, #215
Hinsdale, Illinois 60521
Fax: (630) 371-5584

With a Copy to:	Peter Campitiello, Esq.
Tarter, Krinsky & Drogin, LLP
New York, New York 10018
Fax:  (212) 216-8001

14.         Waivers, Amendments.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Secured Party.

15.         Indemnification.  Without limitation of any of the provisions of the Note, Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Party harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement, provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from, the willful misconduct or gross negligence of the Secured Party. The provisions in this Section 15 shall survive repayment of the loan facility under the Note and termination of this Agreement.

16.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the Pledgor and the Secured Party.  The benefits of this Agreement may not be assigned or transferred by the Secured Party without the prior written consent of the Pledgor.  The rights and obligations of the Pledgor may not be assigned or transferred by the Pledgor without the prior written consent of the Secured Party.

17.         Governing Law; Severability; Submission to Jurisdiction.

(a)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND FULLY TO BE PERFORMED THEREIN BY RESIDENTS THEREOF.  The provisions of this Agreement are severable and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

(b)         THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT LOCATED IN NEW YORK, NEW YORK OR ANY FEDERAL COURT LOCATED IN NEW YORK, NEW YORK FOR THE ADJUDICATION OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL TO ITS ADDRESS SET FORTH IN SECTION 13 HEREOF OUT OF ANY SUCH COURT.  NOTHING CONTAINED IN THE FOREGOING SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER OR TO BRING ANY PROCEEDING HEREUNDER OR UNDER THE NOTE IN ANY JURISDICTION WHERE THE BORROWER MAY BE AMENABLE TO SUIT.  THE BORROWER HEREBY WAIVES ANY CLAIM THAT ANY NEW YORK STATE COURT LOCATED IN NEW YORK, NEW YORK OR ANY FEDERAL COURT LOCATED IN NEW YORK, NEW YORK IS AN INCONVENIENT FORUM.

18.         Termination.

(a)         This Agreement shall terminate upon the payment in full of the obligations under the Note.

(b)         Upon termination of this Agreement, the Secured Party shall deliver the Pledged Securities to the Pledgor and all instruments evidencing the Pledged Securities and necessary to transfer such Pledged Securities, and the Secured Party will execute and deliver to the Pledgor all such further agreements and instruments as the Pledgor shall reasonably request in order to terminate the security interest in the Pledged Securities and this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

IMAGING MOLECULAR CORPORATION

By:
COREY S. CONN,
CHIEF FINANCIAL OFFICER

POSITRON CORPORATION

By:
PATRICK G. ROONEY,
CHAIRMAN